Exhibit 1.1
BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.
Common Shares (without par value)
Having an Aggregate Offering Price of up to
$400,000,000
Equity Distribution Agreement
December 23, 2020
Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Piper Sandler & Co. LLC
100 Federal Street
Boston, MA 02110

SVB Leerink LLC
One Federal Street, 37th Floor
Boston, MA 02110
Canaccord Genuity LLC
535 Madison Ave
New York, NY 10022

Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020

Wedbush Securities Inc.
Two Embarcadero Center, Suite 600
San Francisco, CA 94111

William Blair & Company L.L.C.
150 North Riverside Plaza
Chicago, Illinois 60606
Ladies and Gentlemen:
Biohaven Pharmaceutical Holding Company Ltd., a British Virgin Islands business company (the “Company”), confirms its agreement (this “Agreement”) with Goldman Sachs & Co. LLC, Piper Sandler & Co. LLC, SVB Leerink LLC, Canaccord Genuity LLC, Mizuho Securities USA LLC, Wedbush Securities Inc., and William Blair & Company L.L.C. (each a “Manager” and, collectively, the “Managers”) as follows:
1.Description of Shares. The Company proposes to issue and sell through or to the Managers, as sales agents and/or principals, common shares, without par value (the “Common

Shares”), of the Company having an aggregate offering price of up to $400,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. The Company hereby appoints the Managers as agents of the Company for the purpose of making offers and sales of the Shares. The Company agrees that whenever it determines to sell the Shares directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 21 hereof.
2.Representations and Warranties. The Company represents and warrants to, and agrees with, the Managers at the Execution Time and at each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.
(a)Form S-3.  The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (File Number 333-232167) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Shares and other securities of the Company. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, became effective upon filing, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act, no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional or supplemental information has been complied with. The Company shall file with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b) promptly after the Execution Time (but in any event in the time period prescribed thereby). As filed, the Prospectus complied in all material respects with the requirements of the Act and the rules thereunder, and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by the Managers expressly for use therein.
(b)Successor Registration Statement. To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, prior to requesting the sale of any additional Shares hereunder and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Company shall file a new registration statement with respect to any additional Common Shares necessary to complete such sales of the Shares and shall cause such registration statement to become effective. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.
(c)No Material Misstatements or Omissions in the Registration Statement. On each Effective Date, at the Execution Time, at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) under the Act, at each Applicable Time, at each Settlement Date, at each Time of Delivery and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at each Applicable Time, on each Settlement Date, at each Time of Delivery and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use therein.

(d)Disclosure Package. At the Execution Time, at each Applicable Time, at each Settlement Date and each Time of Delivery, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Managers expressly for use therein.
(e)Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and (ii) when read together with the other information in the Prospectus and the Disclosure Package at any Applicable Time and when read together with the other information in the Prospectus at the date of the Prospectus and at any Settlement Date or Time of Delivery, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f)Ineligible Issuer. The Company is not an “ineligible issuer” (as defined in Rule 405 under the Act).
(g)Notice of Other Sales. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, and from and after the execution of this Agreement, the Company will not, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act) or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement; the Company has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus in connection with the offering of the Shares.
(h)No Stop Orders. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.
(i)Regulation M. The Common Shares constitutes an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(j)Sales Agency Agreements. The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of any at the market offering (within the meaning of Rule 415(a)(4) under the Act) of the Shares.

(k)Offering Materials. The Company has not distributed and will not distribute, prior to the termination of this Agreement, any offering material in connection with the offering and sale of the Shares other than the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Managers and identified in Schedule I hereto.
(l)No Material Adverse Change in Business. Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been (A) any change in the capital stock (other than as a result of (i) the grant, vesting, exercise or settlement of stock options and restricted stock units or other equity incentives pursuant to the Company’s equity-based incentive plans disclosed in the Disclosure Package and the Prospectus, (ii) issuances of shares of capital stock pursuant to employee share purchase plans, (iii) issuances of not more than 1,000,000 shares in transactions entered into by the Company, or (iv) the repurchase of shares of capital stock granted under the Company’s equity-based incentive plans disclosed in the Prospectus), (B) any change of more than $50,000,000 in the long-term debt of the Company or any of its subsidiaries, or (C) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, in each case other than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.
(m)Title to Property. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor its subsidiaries own any real property which is material to the business of the Company and its subsidiaries. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects, except as described in the Registration Statement, the Disclosure Package and the Prospectus or such as do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and any real property and buildings held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such limitations on the Company or its subsidiaries as are not material and do not materially interfere with the use made and proposed to be made of such leased real property by the Company or any of its subsidiaries, in each case except as described in the Registration Statement, the Disclosure Package and the Prospectus.
(n)Good Standing. The Company has been duly incorporated, is validly existing as a business company in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not reasonably be expected to (i) have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole or (ii) prevent the consummation of the transactions contemplated by this Agreement (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”).
(o)Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, are fully paid and non-assessable (to the extent such concepts are applicable under such laws) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.
(p)Due Authorization of the Shares.  The Shares have been duly authorized and, when the Shares are issued and delivered against payment therefor as provided herein, such Shares will be validly issued and fully paid and nonassessable, the issuance of such Shares will not be subject to any preemptive or similar rights or any restrictions on transfer or voting and will conform in all material respects to the description of the Common Shares contained in the Registration Statement, the Disclosure Package and the Prospectus.
(q)No Preemptive or Registration Rights.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase or any restriction upon the voting or transfer of, any equity securities of the Company or any of its subsidiaries. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company, except such rights as have been waived or satisfied.
(r)No Conflict or Violation.  (i) The issue and sale of the Shares and the compliance by the Company with this Agreement will not and (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Shares, the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) do not and will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, (B) result in any violation of the memorandum of association or articles of association of the Company, or (C) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, except, with respect to clauses (A) and (C), such conflicts or violations that would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have already been obtained or made and except for the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the terms and arrangements herein and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Managers.
(s)Due Authorization, Execution and Delivery. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement (including but not limited to the issuance and sale of the Shares and the use of proceeds from the sale of the Shares as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.
(t)Summaries of Law and Documents.  The statements set forth in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Description of the Shares”, “Material United States Federal Income Tax Considerations for U.S. Holders” and “Plan of Distribution” insofar as such statements purport to constitute summaries of the terms of the statutes, rules or regulations, agreements or documents referred to therein, are accurate summaries of the terms of such statutes, rules or regulations, legal or governmental proceedings, agreements or documents, in all material respects.
(u)Filings and Governmental Licenses. The Company and each of its subsidiaries has operated and currently is in compliance in all material respects with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business. The Company and each of its subsidiaries: (i) is and at all times has been in material compliance with all statutes, rules or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”); (ii) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other written correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any Applicable Laws to conduct the Company’s business as described in the Registration Statement, the Disclosure Package and the Prospectus (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any such Authorizations; (iv) has not received notice of any pending or completed claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the

FDA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and the Company has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received notice that the FDA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.
(v)Certificates and Authorizations. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where failure to obtain such certificates, authorizations and permits would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Disclosure Package and the Prospectus.
(w)Clinical Trials. The studies, tests and preclinical and clinical trials conducted by the Company that are described in the Registration Statement, the Disclosure Package and the Prospectus, and, to the Company’s knowledge, those studies, tests and preclinical and clinical trials conducted on behalf of the Company, were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the Disclosure Package and the Prospectus are accurate and complete and fairly present the data derived from such studies, tests and trials in all material respects; the Company is not aware of any studies, tests or trials, the results of which the Company believes are materially inconsistent with the study, test or trial results described or referred to in the Registration Statement, the Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development;

and the Company has not received any notices or written correspondence from the FDA or any other federal, state, local or foreign governmental or regulatory authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.
(x)Payment of Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or except as currently being contested in good faith and for which reserves required by generally accepted principles of accounting (“GAAP”) have been created in the financial statements of the Company), and no unpaid tax deficiency has been determined adversely to the Company or its subsidiaries which has had (nor does the Company or its subsidiaries have any notice or knowledge of any unpaid tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company or its subsidiaries, taken as a whole.
(y)Possession of Intellectual Property. The Company and its subsidiaries own or have existing licenses under all patents, patent applications, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property used in or necessary for the conduct of the business of the Company and its subsidiaries, in the manner described in the Registration Statement, the Disclosure Package and the Prospectus (collectively, the “Intellectual Property”) and such licenses are enforceable against the Company and, to the Company’s knowledge, enforceable against the counterparties to the license agreements under which such licenses were granted to the Company, except as certain rights under any licenses may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity; to the knowledge of the Company, the patents, trademarks, and copyrights, if any, included within the Intellectual Property are valid, enforceable and subsisting, and the U.S. patent applications included in the Intellectual Property have been prosecuted in compliance with the duty of candor and good faith required by the USPTO; and with the exception of the USPTO’s review of pending patent applications, there are no claims pending or overtly threatened in writing in the United States challenging the rights of the Company in or to, or challenging the validity, enforceability or scope of, any of the U.S. patents or applications included in the Intellectual Property; other than as disclosed in the Registration Statement, the Disclosure Package and the Prospectus: (i) neither the Company nor any of its subsidiaries is obligated to pay a material royalty, grant a license to, or provide other material consideration to any third party in connection with the Intellectual Property, (ii) neither the Company nor any of its subsidiaries has received any written notice of any claim of infringement, misappropriation of or conflict with asserted rights of others with respect to any of the Company’s or its subsidiaries’ product candidates, processes or Intellectual Property, (iii) to the knowledge of the Company, with the exception of the review of pending applications in the United States Patent and Trademark Office (“USPTO”) or corresponding foreign patent offices, no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, challenging the Company’s or any of its subsidiaries’ rights in or to any Intellectual Property, or challenging the validity, enforceability or scope of any Intellectual Property, (iv) to the knowledge of the Company, none of the development, manufacture, sale or use of any of the discoveries, inventions, product candidates or processes of the Company in the manner presently contemplated by the Company and referred to in the Registration Statement, the Disclosure Package or the Prospectus do or will infringe, or violate any right or issued patent claim of any third party in any material respect, and neither the Company nor any of its subsidiaries has filed a Paragraph IV certification, (v) to the knowledge of the Company, no third party has any ownership right in or to any Intellectual Property that is owned by the Company, other than any co-owner of any patent constituting Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office and any co-owner of any patent application constituting Intellectual Property who is named in such patent application, (vi) except as would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole, the Intellectual Property owned by the Company and its subsidiaries is free and clear of all liens or encumbrances, (vii) to the knowledge of the Company, none of the Intellectual Property employed by the Company or its subsidiaries in the conduct of the business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus has been obtained or is being used by the Company or its subsidiaries in material violation of any contractual obligation binding on the Company or, to the knowledge of the Company, upon any of its officers, consultants, directors or employees, and (viii) the Company has taken reasonable measures to protect its confidential information and trade secrets and to maintain and safeguard the Intellectual Property.
(z)Licensed Intellectual Property All material patents and patent applications owned by or licensed to the Company or any of its subsidiaries, to the knowledge of the Company, have been duly and properly filed, prosecuted and maintained in all material respects.
(aa)Cybersecurity; Data Protection. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all material computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and its subsidiaries (the “IT Systems”) and material data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no known breaches, violations, outages or unauthorized uses of or accesses to same, nor any incidents under internal review or investigations relating to the same, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such

IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(bb)Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical, industry-related and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that are not reliable and accurate in all material respects.
(cc)Compliance with ERISA.  Except (i) as described in the Disclosure Package and the Prospectus or (ii) as would not, individually or in the aggregate, have (or reasonably be expected to have) a material adverse effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that the Company or any member of its “Controlled Group” (defined as any organization which is under common control with the Company within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) sponsors or maintains has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.
(dd)Environmental Laws.  The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(ee)Restrictions on Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus.
(ff)NYSE Listing. The Common Shares have been registered pursuant to Section 12(b) of the Exchange Act, 60,428,161 shares of Common Shares have been listed, and,

prior to the first Time of Delivery, the Shares shall have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”).
(gg)Federal Health Care Program Exclusion. Neither the Company nor, to the knowledge of the Company, any of its officers, directors or managing employees (as defined in 42 U.S.C. § 1320a-5(b)) is or has been excluded, suspended or debarred from participation in any state or federal health care program, or made subject to any pending or, to the Company’s knowledge, threatened or contemplated action which could reasonably be expected to result in such exclusion, suspension or debarment.
(hh)Manufacturing Facilities. To the knowledge of the Company, the manufacturing facilities and operations of its suppliers of investigational drug products are operated in compliance in all material respects with all Applicable Laws.
(ii)Absence of Labor Dispute. No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Disclosure Package and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(jj)Company Stock Plans. The description of the Company’s stock option, stock bonus and other stock plans or arrangements (the “Company Stock Plans”), and the options (the “Options”) or other rights granted thereunder, set forth in the Time of Sale Prospectus and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. Each grant of an Option (i) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (ii) was made in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws;
(kk)No Finder’s Fee.  Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
(ll)Absence of Proceedings. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Disclosure Package and proceedings that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Disclosure Package or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects.
(mm)Transfer Taxes.  There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares.
(nn)Investment Company Act. The Company and its subsidiaries are not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be, an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).
(oo)No Qualification in British Virgin Islands. It is not necessary under the laws of the British Virgin Islands (i) to enable the Managers to enforce its rights under this Agreement or to enable any holder of Shares to enforce their respective rights thereunder, provided that it is not otherwise engaged in business in the British Virgin Islands, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for the Managers or any holder of Shares to be qualified or entitled to carry out business in the British Virgin Islands, in each case, subject to the provisions of the opinions as to matters of the laws of the British Virgin Islands provided by Maples and Calder and referred to in Section 4(l) of this Agreement.
(pp)Proper Form in British Virgin Islands. This Agreement is in proper form under the laws of the British Virgin Islands for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in the British Virgin Islands of this Agreement.
(qq)Enforcement of Judgments in British Virgin Islands. Any final monetary judgment obtained against the Company in the courts of the State of New York, for a definite sum, may be treated by the courts of the British Virgin Islands as a cause of action in itself so that no retrial of the issues would be necessary, subject to the provisions of the opinions as to matters of the laws of the British Virgin Islands provided by Maples and Calder and referred to in Section 4(l) of this Agreement.
(rr)No Immunity. Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the British Virgin Islands. The irrevocable and unconditional waiver and agreement of the Company contained in Section 19(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the British Virgin Islands, subject to the provisions of the opinions as to matters of the laws of the British Virgin Islands provided by Maples and Calder and referred to in Section 4(l) of this Agreement.

(ss)Choice of Law. The courts of the British Virgin Islands will observe and give effect to the choice of law of the State of New York as the governing law of this Agreement. The Company has the power to submit, and pursuant to Section 19(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 19(a)), and has the power to designate, appoint and empower, and pursuant to Section 19(b), has legally, validly and effectively designated, appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts, subject to the provisions of the opinions as to matters of the laws of the British Virgin Islands provided by Maples and Calder and referred to in Section 4(l) of this Agreement.
(tt)Foreign Passive Investment Company. The Company was not a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year and it does not expect to be a PFIC for its current taxable year or in the foreseeable future.
(uu)Financial Statements. The financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and, in the case of the statements of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries, for the periods specified; the financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Act and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved except (i) the unaudited, interim financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission and (ii) as otherwise disclosed therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus under the Act and the rules and regulations of the Commission thereunder; to the extent included in the Registration Statement, the Disclosure Package and the Prospectus, the pro forma financial information and the related notes thereto included therein have been prepared in accordance with the applicable requirements of the Act and comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K of the Act, to the extent applicable, and the assumptions used in the preparation of such pro forma financial information are reasonable and are set forth in the Registration Statement, the Disclosure Package and the Prospectus in all material respects; all other information regarding the financial condition or results of operations of the Company or its subsidiaries included in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.
(vv)Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Disclosure

Package and the Prospectus are independent public accountants as required by the Act, the Exchange Act and the Public Company Accounting Oversight Board.
(ww)Accounting Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act applicable to the Company and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company is not aware of any material weaknesses in its internal control over financial reporting.
(xx)Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within the Company.
(yy)Foreign Corrupt Practices Act.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other representative of the Company or any of its subsidiaries has (A) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or unlawful benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful payment or unlawful benefit. The Company and its subsidiaries have instituted, and maintain, policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(zz)Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(aaa)OFAC.  None of the Company, any of its subsidiaries or any director, officer or employee thereof or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”, the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as sales agent, underwriter, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(bbb)Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Disclosure Package and the Prospectus.
(ccc)Stabilization.  Neither the Company nor, to the Company’s knowledge, any of its affiliates, has taken any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of Regulation M of the Exchange Act.

(ddd)FINRA Affiliation.  To the knowledge of the Company, there are no affiliations or associations between any member of FINRA and any of the officers or directors of the Company or the holders of 5% or greater of the Common Shares, except as described in the Registration Statement, the Disclosure Package and the Prospectus.
(eee)Accuracy of Exhibits. There are no contracts or other documents that are required by the Act to be described in the Prospectus or filed as exhibits to the Registration Statement, or that are required by the Exchange Act to be filed as exhibits to a document incorporated by reference into the Prospectus, that have not been so described in all material respects in the Prospectus or filed as exhibits to the Registration Statement or such incorporated document.
(fff)XBRL. The interactive data in the eXtensible Business Reporting Language included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines.
(ggg) Exclusive Rights to Products. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or otherwise as part of the ordinary course of the business of the Company and its subsidiaries, neither the Company nor any of its subsidiaries has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that materially affects the exclusive right of the Company or such subsidiary to develop, manufacture, produce, assemble, distribute, license market or sell its products.
Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Managers or to counsel for the Managers in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company or such subsidiary of the Company, as applicable, to each Manager as to the matters set forth therein.
The Company acknowledges that the Managers and, for purposes of the opinions to be delivered pursuant to Section 4 hereof, counsel for the Company and counsel for the Managers, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
3.Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Managers agree that the Company may from time to time seek to sell Shares through a Designated Manager, acting as sales agent, or directly to any of the Managers acting as principal, as follows:
(a)The Company may submit to a Designated Manager its orders (including any price, time or size limits or other customary parameters or conditions) to sell Shares on any Trading Day (as defined herein) in a form and manner as mutually agreed to by the Company and such Designated Manager. As used herein, “Trading Day” shall mean any trading day on the NYSE.

(b)Subject to the terms and conditions hereof, each Manager, at any time it is a Designated Manager, shall use its reasonable efforts to execute any Company order submitted to it hereunder to sell Shares and with respect to which such Designated Manager has agreed to act as sales agent. The Company acknowledges and agrees that (i) there can be no assurance that a Designated Manager will be successful in selling the Shares, (ii) a Designated Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by a Designated Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement and (iii) no Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Company. The Designated Manager may make sales pursuant to each order by any method permitted by law, including without limitation (i) by means of ordinary brokers’ transactions (whether or not solicited), (ii) to or through a market maker, (iii) directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, or any other market venue, (iv) in the over-the-counter market, (v) in privately negotiated transactions, or (vi) through a combination of any such methods.
(c)The Company shall not authorize the issuance and sale of, and a Designated Manager shall not sell as sales agent, any Share at a price lower than the minimum price therefor designated from time to time by the Company and notified to a Designated Manager in writing. In addition, the Company or a Designated Manager may upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares with respect to which that Designated Manager is acting as sales agent; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.
(d)The compensation to a Designated Manager for sales of the Shares with respect to which such Designated Manager acts as sales agent hereunder shall be up to 3% of the gross offering proceeds of the Shares sold pursuant to this Agreement as mutually agreed to in writing by such Designated Manager and the Company. The foregoing rate of compensation shall not apply when a Manager, acting as principal, purchases Shares from the Company pursuant to a Terms Agreement. Any compensation or commission due and payable to any Managers hereunder with respect to any sale of Shares shall be paid by the Company to such Managers concurrently with the settlement for sales of the Shares by deduction from the proceeds from sales of the Shares payable to the Company. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).
(e)Settlement for sales of the Shares pursuant to this Agreement will occur on the second Trading Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through a Designated Manager for settlement on such date shall be issued and delivered by the Company to such Designated Manager against payment of the Net Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares, in definitive form, by the Company or its transfer agent to such Designated Manager’s or its designee’s account (provided such Designated Manager shall have given the Company written notice of such designee at least one calendar day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold each applicable Designated Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay each such Designated Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.
(f)If acting as sales agent hereunder, the Designated Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Agreement setting forth (i) the amount of the Shares sold on such day and the gross offering proceeds received from such sale and (ii) the commission payable by the Company to such Designated Manager with respect to such sales.
(g)At each Applicable Time, Settlement Date, Representation Date (as defined in Section 4(k)) and Filing Date (as defined in Section 4(q)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of a Designated Manager to use its reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein (and the completion of any diligence to verify such accuracy by such Designated Manager), to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.
(h)Subject to such further limitations on offers and sales of Shares or delivery of instructions to offer and sell Shares as are set forth herein and as may be mutually agreed upon by the Company and a Designated Manager, the Company shall not request the sale of any Shares that would be sold, and no Designated Manager shall be obligated to sell, (i) during any period in which the Company’s insider trading policy, as applicable from time to time, would prohibit the purchase or sale of any Shares by any of its officers or directors, (ii) any time during the period commencing on the tenth business day prior to the time Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any other period in which the Company is in possession of material non-public information.

(i)If the Company wishes to issue and sell the Shares pursuant to this Agreement directly to any of the Managers acting as principal (each, a “Placement”), it will notify the Manager or Managers of the proposed terms of such Placement. If such Manager or Managers, acting as principal, wishes to accept such proposed terms (which a Manager may decline to do for any reason in its sole discretion) or, wishes to accept amended terms proposed by the Company after further discussion, such Manager or Managers and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or such Manager or Managers unless and until the Company and such Manager or Managers have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.
(j)Each Placement shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by a Manager. The commitment of a Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by a Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares.
(k)Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of shares of the Common Shares available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the board of directors of the Company (the “Board”), or a duly authorized committee thereof, and notified to the Managers in writing.
4.Agreements. The Company agrees with each of the Managers that:
(a)During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act in connection with the offering or sale of the Shares, the Company will not file any amendment of the Registration Statement or supplement in connection with the offering and sale of the Shares (including the Prospectus Supplement or any Interim Prospectus Supplement) to the Base Prospectus, the Disclosure Package or the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise, unless (i) the Company has furnished to the Managers a copy of such amendment or supplement (including, for the avoidance of doubt, reports or other information (other than Current Reports on Form 8-K) to be filed by the Company under the Exchange Act that would be incorporated by reference into the Registration Statement and the Prospectus) for its review a reasonable period of time prior to filing, and (ii) except for reports or other information filed by the Company under the Exchange Act, the Company will not file any such proposed amendment or supplement to which the Managers reasonably object. The Company has prepared the Prospectus, in a form approved by the Managers, and shall file such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) promptly after the Execution Time (but in any event within the time period described thereby) and will cause any supplement to the Prospectus to be prepared, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will notify the Managers of such timely filing. The Company, subject to this Section 4(a) and Section 4(c), will comply with the requirements of Rule 430B. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act in connection with the offering or sale of the Shares, the Company will promptly advise the Managers (A) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (B) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement or any new registration statement relating to the Shares shall have been filed or become effective (other than a prospectus supplement relating solely to the offering of securities other than the Shares), (C) of the receipt of any comments from the Commission, (D) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information related to the Registration Statement or the Prospectus, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or any the issuance of any order preventing or suspending the use of the Prospectus or any amendment or supplement thereto, or the institution or threatening of any proceeding for any of such purposes or pursuant to Section 8A of the Act, or (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as practicable the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
(b)If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, the Company will (i) notify promptly the relevant Manager(s) so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the relevant Manager(s) in such quantities as the Manager(s) may reasonably request.
(c)During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act, if any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus, and (iv) supply any supplemented Prospectus to the Managers in such quantities as the Managers may reasonably request.
(d)As soon as practicable, the Company will make generally available (which may be satisfied by filing on EDGAR) to its security holders and to the Managers an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
(e)The Company will deliver to the Managers and counsel for the Managers, without charge, as such Managers or counsel for the Managers may reasonably request, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts. The Registration Statement and each amendment thereto furnished to the Managers will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will pay the expenses of printing or other production of all documents relating to the offering.
(f)The Company will deliver to the Managers and counsel for the Managers, without charge, for so long as delivery of a prospectus by the Managers or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as any Manager may reasonably request. The Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements thereto furnished to the Managers will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g)The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Managers may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject or where it would be subject to taxation as a foreign business.
(h)The Company agrees that, unless it has or shall have obtained the prior written consent of the relevant Designated Manager, and each Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Managers or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(i)The Company will not (i) take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.
(j)The Company will, prior to requesting the sale of any Shares hereunder and at any time during which it has requested the sale of any Shares hereunder or when delivery of a prospectus by the Managers may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), advise the Managers promptly after it shall have received notice or obtain knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.
(k)Upon commencement of the offering of the Shares under this Agreement (if requested by the Managers) and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than (A) an Interim Prospectus Supplement filed pursuant to Rule 424(b) pursuant to Section 4(q) of this Agreement, (B) a prospectus supplement relating solely to the offering or resale of securities other than the Shares or (C) the filing with the Commission of any report under the Exchange Act except such reports referred to in Section 4(k)(ii)), (ii) there is filed with the Commission any annual report on Form 10-K or quarterly report on Form 10-Q, or any other document that contains financial statements that is incorporated by reference into the Prospectus, or any amendment thereto during a time that the Company has not affirmatively requested a suspension of sales, (iii) the Company first requests the sale of Shares hereunder following a filing with the Commission referred to in clause (ii) that was during a time that the Company had affirmatively suspended the sale of Shares hereunder, or (iv) the Shares are delivered to one or more Managers as principal at the Time of Delivery pursuant to a Terms Agreement (the date of such commencement (in the case that the above-mentioned request is made by a Manager), the date of each such recommencement and the date of each such event referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered on such Representation Date, in form reasonably satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which was last furnished to the Managers are true and correct in all material respects at the time of such Representation Date, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate.
(l)At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Managers written opinions of Sullivan & Cromwell LLP, counsel to the Company, and Maples and Calder, British Virgin Islands counsel for the Company, and Locke Lord LLP, Intellectual Property counsel to the Company (together, “Company Counsel”), dated and delivered on such Representation Date, in form and substance reasonably satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.
(m)At each Representation Date, Ropes & Gray LLP, counsel to the Managers, shall deliver a written opinion and disclosure letter, dated and delivered on such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinions and disclosure letter referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.
(n)At each Representation Date, the Company shall cause PricewaterhouseCoopers LLP and Ernst & Young LLP (together, the “Accountants”), to the extent financial information audited or reviewed by such firm is included or incorporated by reference on the Registration Statement, the Disclosure Package and the Prospectus, as amended and supplemented to the date of such letter, or other independent accountants reasonably satisfactory to the Managers forthwith, to furnish the Managers a letter, dated and delivered on such Representation Date, in form and substance reasonably satisfactory to the Managers of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement, the Disclosure Package and the Prospectus, as amended and supplemented to the date of such letter.
(o)At each Representation Date, and at such other times as may be reasonably requested by a Manager, the Company will conduct a due diligence session, in form and substance reasonably satisfactory to the Managers, which shall include representatives of the management of the Company and the independent accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate officers and agents of the Company during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished prior to requesting the sale of any Shares hereunder and during any time that the Company has requested the sale of Shares hereunder such certificates, letters and opinions from the Company, and their officers and agents, as the Managers may reasonably request.
(p)Nothing in this Agreement shall restrict a Manager from trading, and the Company acknowledges that each Manager may trade in the Common Shares for such Manager’s own account and for the account of its clients before, at the same time as, or after sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.
(q)The Company will either (i) disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, with regard to the relevant quarter, the number of the Shares sold by or through the Managers pursuant to this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Agreement, or (ii) on or prior to the earlier of (A) the date on which the Company shall file a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K in respect of any fiscal quarter in which sales of Shares were made by a Manager pursuant to this Agreement and (B) the date on which the Company shall be obligated to file such document referred to in clause (A) in respect of such quarter (each such date, and any date on which an amendment to any such document is filed, a “Filing Date”), the Company will file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement will set forth, with regard to such quarter, the number of the Shares sold by or through a Manager pursuant to this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Agreement and deliver such number of copies of each such prospectus supplement to the NYSE as are required by such exchange.
(r)If, to the knowledge of the Company, the conditions set forth in Section 6(a) or 6(f) shall not be true and correct on the applicable Settlement Date or Time of Delivery, the Company will offer to any person who has agreed to purchase Shares from the

Company as the result of an offer to purchase solicited by a Designated Manager the right to refuse to purchase and pay for such Shares.
(s)Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Designated Manager, or the Manager(s) party to a Terms Agreement, as the case may be, that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct in all material respects as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct in all material respects as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).
(t)The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing.
(u)During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act, the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act and the regulations thereunder.
(v)The Company shall cooperate with the Managers and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.
(w)The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Disclosure Package and the Prospectus.
5.Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, and the reasonable fees and expenses of the Managers’ counsel (which shall be one outside counsel for all Managers unless otherwise agreed by the Company), (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Managers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Managers, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Managers of such qualifications, registrations and exemptions, (vi) the filing fees incident to the review and approval by FINRA of the terms of the sale of the Shares, (vii) the fees and expenses associated with listing of the Shares on the NYSE, (viii) all fees and expenses of the registrar and transfer agent of the Common Shares, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Shares by DTC for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section 5; provided, however, that the amount payable by the Company pursuant to subsection (iii) with respect to the reasonable fees and expenses of the Managers’ counsel shall not exceed (A) $175,000 arising out of executing this Agreement and the filing of the Prospectus Supplement and (B) in an amount not to exceed $12,500 per each quarter thereafter (solely for any quarter that includes a Representation Date). Except as provided in this Section 5 and in Section 7 hereof, the Managers shall pay their own expenses.
6.Conditions to the Obligations of the Managers. The obligations of the Managers under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:
(a)The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; each Interim Prospectus Supplement required to be filed shall have been filed in the manner required by Rule 424(b) within the time period required by Section 4(q) of this Agreement; any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or threatened.
(b)The Company shall have requested and caused Company Counsel to furnish to the Managers, on every date specified in Section 4(l) of this Agreement, opinions and disclosure letters in form and substance reasonably satisfactory to the Managers.
(c)The Managers shall have received from Ropes & Gray LLP, counsel for the Managers, on every date specified in Section 4(m) of this Agreement, such opinion or opinions and disclosure letter or letters, dated as of such date and addressed to the Managers, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
(d)The Company shall have furnished or caused to be furnished to the Managers, on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by the chief executive officer or the President of the Company, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:
(i)the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose or pursuant to Section 8A of the Act have been instituted or, to the Company’s knowledge, threatened by the Commission;
(ii)since the date of the most recent financial statements included in the Prospectus and the Disclosure Package, there has been no event or condition of a type described in Section 2(l) hereof (a “Material Adverse Change”), except as set forth in or contemplated in the Disclosure Package and the Prospectus;
(iii)the representations, warranties and covenants set forth in Section 2 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and
(iv)the Company and its subsidiaries have complied in all material respects with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.
(e)The Company shall have requested and caused the Accountants to have furnished to the Managers, on every date specified in Section 4(n) hereof to the extent financial information audited or reviewed by such firm is included or incorporated by reference on the Registration Statement, the Disclosure Package and the Prospectus, as amended and supplemented to the date of such letter, and to the extent requested by the Managers in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Managers), dated as of such date, in form and substance reasonably satisfactory to the Managers, which letters shall cover, without limitation, the various financial statements and disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72, as well as confirming that they have performed a review of any unaudited interim financial information of the Company included in the Registration Statement, the Disclosure Package and the Prospectus in accordance with Statement on Auditing Standards No. 100.
References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f)If reasonably requested by the Managers, the Company shall have furnished or caused to be furnished to the Managers a certificate, signed by the chief financial officer of the Company, in form and substance reasonably satisfactory to the Managers.
(g)Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) Material Adverse Change, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
(h)FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.
(i)The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers.
(j)Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Designated Manager such further information, certificates and documents as the Designated Manager may reasonably request.
If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and counsel for the Managers, this Agreement and all obligations of the applicable Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Manager with respect to itself only. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing. Following any such cancellation by a Manager, this Agreement shall remain in effect as to the other Manager that has not exercised its right to cancel this Agreement pursuant to this Section 6 and any obligations and rights of the Managers under this Agreement shall be satisfied by or afforded to only such other Manager.
The documents required to be delivered by this Section 6 shall be delivered electronically to Ropes & Gray LLP, counsel for the Managers, on each such date as provided in this Agreement.
7.Indemnification and Contribution.
(a)The Company agrees to indemnify and hold harmless each Manager, its affiliates, as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”), the directors, officers, employees and agents of each Manager, any broker-dealer affiliate of a Manager through which Shares are sold, and each person who controls a Manager within the meaning of either the Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or otherwise permitted by paragraph (d) below), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, the Base Prospectus, the Prospectus Supplement or any Interim Prospectus Supplement (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and agrees to reimburse each such indemnified party, for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the indemnified party) as such expenses are reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Manager expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liabilities that the Company may otherwise have.
(b)Each Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, its Affiliates, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such Affiliate, director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Manager or otherwise permitted by paragraph (d) below), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, the Base Prospectus, the Prospectus Supplement or any Interim Prospectus Supplement (or any

amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, any Prospectus Supplement or any Interim Prospectus Supplement (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by any Manager expressly for use therein; and to reimburse the Company, or any such Affiliate, director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such Affiliate, director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Manager may otherwise have. The Company acknowledges that with respect to each Manager, the name and contact information of such Manager constitute the only information furnished in writing by or on behalf of the several Managers for inclusion in the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, any Prospectus Supplement or any Interim Prospectus Supplement (or any amendment or supplement thereto).
(c)Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in paragraph (a) or (b) above or to the extent it is not prejudiced (through the forfeiture of substantive rights or defenses) as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Managers in the case of Section 7(b) and Section 7(e)), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party or (iii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.
(d)The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(e)If the indemnification provided for in this Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each Manager, on the other hand, from the offering of the Shares pursuant to this Agreement, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and each Manager, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by each Manager shall be deemed to be equal to the total compensation received by such Manager under Section 3(c) of this Agreement, in each case as determined by this Agreement or any applicable Terms Agreement. The relative fault of the Company, on the one hand, and each Manager, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or such Manager, on the other hand, and the parties’

relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.
The Company and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(e).
Notwithstanding the provisions of this Section 7(e), no Manager shall be required to contribute any amount in excess of the discounts and commissions received by such Manager in connection with the Shares sold by it pursuant to this Agreement and any applicable Terms Agreement in the specific transaction or transactions giving rise to the contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers’ obligations to contribute pursuant to this Section 7(e) are several, and not joint. For purposes of this Section 7(e), each Affiliate, director, officer, employee and agent of a Manager, each person, if any, who controls a Manager within the meaning of the Act and the Exchange Act and any broker-dealer affiliate of a Manager through which Shares are sold shall have the same rights to contribution as such Manager, and each Affiliate or director of the Company or each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Company.
8.Termination.
(a)The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through a Manager for the Company, then Section 4(s) shall remain in full force and effect with respect to such Manager and the Company, (ii) with respect to any pending sale, through the Designated Manager for the Company, the obligations of the Company, including in respect of compensation of the Designated Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time, with respect to such Manager only. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect with respect to such Manager notwithstanding such termination. Following any such termination by a Manager, this Agreement shall remain in effect as to each other Manager that has not exercised its right to terminate the provisions of this Agreement pursuant to this Section 8(b) and any obligations and rights of the Managers under this Agreement shall be satisfied by or afforded to, as applicable, only such other Managers.
(c)This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.
(d)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by a Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall, subject to Section 6 hereof, settle in accordance with the provisions of Section 3(e) of this Agreement.
(e)In the case of any purchase of Shares by a Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of such Manager is material and adverse and makes it impracticable or inadvisable to proceed with the offering or delivery of the Shares in the manner and on the terms described in the Disclosure Package and the Prospectus or to enforce contracts for the sale of securities; or (iv) in the judgment of such Manager there shall have occurred any Material Adverse Change during the period between entry into a Terms Agreement and the settlement thereof or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States.

9.Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the officers of the Company and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by a Manager or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.
10.Notices. All communications hereunder will be in writing and effective only on receipt, and:
If sent to Goldman Sachs & Co. LLC, will be mailed, delivered or facsmilied to:
Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Facsimile: (212) 902-9316
Attention: Registration Department
Piper Sandler & Co.
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attention: General Counsel, Michael.bassett@psc.com
SVB Leerink LLC
One Federal Street, 37th Floor
Boston, MA 02110
Attention: ATM@svbleerink.com, Gabriel.cavazos@svbleerink.com

Canaccord Genuity LLC
535 Madison Ave
New York, NY 10022
Attention: General Counsel

Mizuho Securities USA LLC
Attention: Equity Capital Markets Desk
1271 Avenue of the Americas
New York, NY 10020
Telephone No.: (212) 205-7600
Email: LegalNotices@us.mizuho-sc.com, US-ECM@mizuhogroup.com
William Blair & Company, L.L.C.
150 North Riverside Plaza
Chicago, Illinois 60606
Attention: General Counsel

Wedbush Securities Inc.
Two Embarcadero Center, Suite 600
San Francisco, CA 94111
Attn: General Counsel
with a copy to:
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600
Facsimile:
Attention: Patrick O’Brien
If sent to the Company, will be mailed, delivered or telefaxed to:
Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, CT 06510
with a copy to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Facsimile: (212) 558-3588
Attention: Robert W. Downes
Any party hereto may change the address for receipt of communications by giving written notice to the others.
11.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.
12.No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and each Manager and any affiliate through which it may be acting, on the other, (b) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company and (c) the Company’s engagement of each Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether a Manager has advised or is currently advising it on related or other matters). The Company agrees that it will not claim that a

Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with the transactions contemplated by this Agreement or the process leading thereto.
13.Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Managers with respect to the subject matter hereof.
14.Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the internal laws of the State of New York.
15.Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.
16.Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, including facsimile and .pdf electronic counterparts (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law), each of which shall constitute an original and all of which together shall constitute one and the same agreement.
17.Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.
18.Submission to Jurisdiction; Appointment of Agent for Service.
(a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.
19.The Company hereby irrevocably appoints Biohaven Pharmaceuticals, Inc., with offices at 215 Church Street, New Haven, CT 06510, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.
20.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Manager that is a Covered Entity or a BHC Act Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
As used in this Section 18:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
21.Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.
“Act” shall mean the Securities Act of 1933, as amended.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.
“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
“Commission” shall mean the Securities and Exchange Commission.
“Designated Manager” shall mean, as of any given time, a Manager that the Company has designated as sales agent to sell Shares pursuant to the terms of this Agreement.
“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed Interim Prospectus Supplement, if any, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (v) the public offering price of Shares sold at the relevant Applicable Time as specified in a Terms Agreement and (vi) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(q) of this Agreement.
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).
“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.
“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.
“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Managers.

Very truly yours,

Biohaven Pharmaceutical Holding Company Ltd.

By:	/s/ Vlad Coric, M.D.
Name:	Vlad Coric, M.D.
Title:	Chief Executive Officer

SIGNATURE PAGE TO EQUITY DISTRIBUTION AGREEMENT

CONFIRMED AND ACCEPTED as of the date first written above:

Goldman Sachs & Co. LLC		Wedbush Securities Inc.

By:	/s/ Mairin Rooney	By:	/s/ Benjamin J. Davey
Name:	Mairin Rooney	Name:	Benjamin J. Davey
Title:	Managing Director	Title:	Managing Director, Head of ECM

Piper Sandler & Co. LLC		William Blair & Company, L.L.C.

By:	/s/ Neil Riley	By:	/s/ Marina Bozilenko
Name:	Neil Riley	Name:	Marina Bozilenko
Title:	Head of Syndicate, Equity Capital Markets	Title:	Partner

SVB Leerink LLC

By:	/s/ Peter M. Fry
Name:	Peter M. Fry
Title:	Head of Alternate Equities

Canaccord Genuity LLC

By:	/s/ Eugene Rozelman
Name:	Eugene Rozelman
Title:	Managing Director

Mizuho Securities USA LLC

By:	/s/ Stephen F.X. Roney
Name:	Stephen F.X. Roney
Title:	Managing Director

SIGNATURE PAGE TO EQUITY DISTRIBUTION AGREEMENT

SCHEDULE I
Schedule of Free Writing Prospectuses included in the Disclosure Package
None.
Schedule I

[Form of Terms Agreement]	ANNEX I
BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.
Common Shares (without par value)
TERMS AGREEMENT
____________, 20___
[name/address of designated manager]
Dear Sirs:
Biohaven Pharmaceutical Holding Company Ltd., a British Virgin Islands business company (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated December 23, 2020 (the “Equity Distribution Agreement”), among the Company and Goldman Sachs & Co. LLC, Piper Sandler & Co. LLC, SVB Leerink LLC, Canaccord Genuity LLC, Mizuho Securities USA LLC, Wedbush Securities Inc., and William Blair & Company, L.L.C., to issue and sell to [dealer], the securities specified in the Schedule I hereto (the “Purchased Shares”)[, and solely for the purpose of covering over-allotments, to grant to [name of designated manager] (the “Designated Manager”) the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)]. [Include only if the Designated Manager has an over-allotment option]
[The Designated Manager shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by the Designated Manager to the Company for the Purchased Shares. This option may be exercised by the Designated Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.] [Include only if the Designated Manager has an over-allotment option]
Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Designated Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing
Annex I-1

Date] [Include only if the Designated Manager has an over-allotment option], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Designated Manager has an over-allotment option] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.
[An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares] [Include only if the Designated Manager has an over-allotment option], in the form heretofore delivered to the Designated Manager is now proposed to be filed with the Securities and Exchange Commission.]
Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Designated Manager and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.
If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Managers and the Company.

Biohaven Pharmaceutical Holding Company Ltd.

By: [●]

By:
Name:
Title

ACCEPTED as of the date first written above.

[Designated Manager]

By:
Name:
Title:
Annex I-2

[Form of Terms Agreement]	Schedule I to the Terms Agreement
Title of Purchased Shares [and Additional Shares]:
Common Shares
Number of Shares of Purchased Shares:
[Number of Shares of Additional Shares:]
[Price to Public:]
Purchase Price by [Goldman Sachs & Co. LLC] [Piper Sandler & Co. LLC] [SVB Leerink LLC]
[Canaccord Genuity LLC] [Mizuho Securities USA LLC] [Wedbush Securities Inc.] [William
Blair & Company, L.L.C.]:
Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Company in same day funds.
Method of Delivery:
Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.
Time of Delivery:
Closing Location:
Documents to be Delivered:
The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:
(1)The opinions referred to in Section 4(l).
(2)The opinion referred to in Section 4(m).
(3)The accountants’ letter referred to in Section 4(n).
(4)The officers’ certificate referred to in Section 4(k).
(5)Such other documents as the Manager shall reasonably request.
Annex I-3